Exhibit 10.14

                               INDEMNITY AGREEMENT


FOR GOOD AND VALUABLE CONSIDERATION, including but not limited to the agreement of Ethan Willis and Randy Garn ("indemnities") to provide his/her personal guarantee to assist in financing for the undersigned company, the undersigned, Innovative Software Technologies, Inc. ("Company" or "Indemnitor"), bye and under the authority of its Board of Directors, hereby covenants and agrees to indemnify and hold Indemnitee harmless from and against any and all claim, demand, loss, cost, action or liability, including attorneys fees and costs incurred in defending against any such claim, demand or action, arising from, relation to or in any way resulting from obligations undertaken by Indemnitee as personal guarantor for indemnitor.

In addition the company will place an additional 3,000,000 shares of its common stock in the escrow account of Attorney Keith Collins to further indemnify the guarantor. This stock will be fully issues and outstanding in the hands of the escrow agent. Upon failure of the company to satisfy its obligation this stock will be sold to cover the obligations, which were guaranteed.

By signing below, the undersigned, as an officer of Indemnitor, represents and warrants that this Indemnity Agreement ha been authorized and approved by the Board of Directors of Indemnitor, by resolution duly and properly adopted, and that the undersigned has authority to execute this instrument on behalf of the Company.

DATED this 16th day of August, 2002.



                               By: /s/ D. Shane Hackett
                                    Douglas Shane Hackett
                                    Innovative Software Technologies, Inc.
                                    It's President

Attest: /s/ Shawn Thomas
      Secretary - Shawn Thomas